                                                 Registration No. 333-__________
    As filed with the Securities and Exchange Commission on December 29, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                       ANCOR COMMUNICATIONS, INCORPORATED
             (Exact name of registrant as specified in its charter)

               Minnesota                                41-1569659
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification No.)

                              --------------------

                            6321 Bury Drive, Suite 13
                          Eden Prairie, Minnesota 55346
                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

                       Ancor Communications, Incorporated
                 1994 Long-Term Incentive and Stock Option Plan
                      (as amended through January 21, 1998)
                            (Full title of the plan)

                              --------------------

                             Kenneth E. Hendrickson
                       Ancor Communications, Incorporated
                            6321 Bury Drive, Suite 13
                          Eden Prairie, Minnesota 55346
                                 (612) 932-4000
                      (Name, address and telephone number,
              including area code, of agent for service of process)

                              --------------------

                                    Copy to:
                               Amy E. Ayotte, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 340-6323

                              --------------------

                                             CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                      Proposed maximum    Proposed maximum
                                       Amount to be  offering price per  aggregate offering     Amount of
Title of securities to be registered    registered        share(1)             price         registration fee
-------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value            1,500,000        $75.30938         $112,964,070         $29,822.51
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for shares of the Registrant's Common Stock on December 29, 1999, as reported by the Nasdaq National Market.

================================================================================

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8, SEC File No. 33-82976, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Ancor Communications, Incorporated (the "Company") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (b)      Quarterly Report on Form 10-Q for the quarter ended March 31,
                  1999.

         (c)      Quarterly Report on Form 10-Q for the quarter ended June 30,
                  1999.

         (d) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

         (e)      Current Report on Form 8-K filed on June 11, 1999.

         (f)      Current Report on Form 8-K filed on July 16, 1999.

         (g)      Current Report on Form 8-K filed on July 22, 1999.

         (h)      Current Report on Form 8-K filed on December 8, 1999.

         (i) The description of the Company's Common Stock contained in any registration statement or report filed by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

        Exhibit
        Number       Description
        ------       -----------

          5.1        Opinion of Dorsey & Whitney LLP

         23.1        Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

         23.2        Consent of KPMG LLP

         23.3        Consent of McGladrey & Pullen, LLP

         24          Power of Attorney

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on the 29th day of December, 1999.

                                   ANCOR COMMUNICATIONS, INCORPORATED


                                   By /s/ Steven E. Snyder
                                      -------------------------------------
                                      Steven E. Snyder
                                      Chief Financial Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 29, 1999.

            Signature                                     Title
            ---------                                     -----

Kenneth E. Hendrickson*                    Chief Executive Officer and Director
                                                (principal executive officer)


Steven E. Snyder*                          Chief Financial Officer and Secretary
                                                (principal financial officer)


Amyl Ahola*                                Director



Gerald M. Bestler*                         Director



Thomas F. Hunt, Jr.                        Director



Paul F. Lidsky*                            Director



John F. Carlson*                           Director



Michael L. Huntley*                        Director



*By /s/ Steven E. Snyder
    -------------------------------------
        Name: Steven E. Snyder
        Attorney-in-Fact

                                EXHIBIT INDEX TO
                                    FORM S-8

                       Ancor Communications, Incorporated


     Exhibit
     Number       Description
     ------       -----------


        5.1       Opinion of Dorsey & Whitney LLP

       23.1       Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

       23.2       Consent of KPMG LLP

       23.3       Consent of McGladrey & Pullen, LLP

       24         Power of Attorney